Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David Ferrell

U.S. Bank National Association

1049 West Peachtree Street, NE

Suite 1050

Atlanta, GA 30309

(404) 898-8821

(Name, address and telephone number of agent for service)

Asbury Automotive Group, Inc.

(Issuer with respect to the Securities)

Delaware	01-0609375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Obligor as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number
AF Motors, L.L.C.	Delaware	59-3604214
ANL, L.P.	Delaware	59-3503188
Arkansas Automotive Services, L.L.C.	Delaware	27-1386071
Asbury AR Niss L.L.C.	Delaware	84-1666361
Asbury Arlington MB, LLC	Delaware	13-3997031
Asbury Atlanta AC L.L.C.	Delaware	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	58-2241119
Asbury Atlanta CHEV, LLC	Delaware	26-1923764
Asbury Atlanta Chevrolet L.L.C.	Delaware	58-2241119
Asbury Atlanta Ford, LLC	Delaware	38-3940402
Asbury Atlanta Hon L.L.C.	Delaware	58-2241119
Asbury Atlanta Hund L.L.C.	Delaware	32-0410122
Asbury Atlanta Inf L.L.C.	Delaware	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	58-2241119
Asbury Atlanta K L.L.C.	Delaware	80-0921323
Asbury Atlanta Lex L.L.C.	Delaware	58-2241119
Asbury Atlanta Nis II, LLC	Delaware	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	58-2241119
Asbury Atlanta Toy 2 L.L.C.	Delaware	37-1732856
Asbury Atlanta Toy L.L.C.	Delaware	26-2192047
Asbury Atlanta VB L.L.C.	Delaware	46-1138538
Asbury Atlanta VL L.L.C.	Delaware	58-2241119
Asbury Austin JLR, LLC	Delaware	13-3997031
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	71-0817515
Asbury Automotive Arkansas L.L.C.	Delaware	71-0817514
Asbury Automotive Atlanta II L.L.C.	Delaware	26-1923764
Asbury Automotive Atlanta L.L.C.	Delaware	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	59-3604210
Asbury Automotive Fresno L.L.C.	Delaware	03-0508496
Asbury Automotive Group L.L.C.	Delaware	23-2790555
Asbury Automotive Jacksonville GP L.L.C.	Delaware	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	59-3512662
Asbury Automotive Management L.L.C.	Delaware	23-2790555
Asbury Automotive Mississippi L.L.C.	Delaware	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	52-2106837
Asbury Automotive Southern California L.L.C.	Delaware	16-1676796
Asbury Automotive St. Louis II L.L.C.	Delaware	26-2753770

Asbury Automotive St. Louis, L.L.C.	Delaware	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	75-2760935
Asbury Automotive West, LLC	Delaware	23-2790555
Asbury CH Motors L.L.C.	Delaware	59-3185442
Asbury CO CDJR, LLC	Delaware	23-2790555
Asbury CO SUB, LLC	Delaware	23-2790555
Asbury Dallas BEN, LLC	Delaware	13-3997031
Asbury Dallas KAR, LLC	Delaware	13-3997031
Asbury Dallas MAS, LLC	Delaware	13-3997031
Asbury Dallas MB, LLC	Delaware	13-3997031
Asbury Dallas MCL, LLC	Delaware	13-3997031
Asbury Dallas POR, LLC	Delaware	13-3997031
Asbury Dallas RR, LLC	Delaware	13-3997031
Asbury Dallas VOL, LLC	Delaware	13-3997031
Asbury Deland Hund, LLC	Delaware	46-5171161
Asbury Deland Imports 2, L.L.C.	Delaware	59-3629420
Asbury DFW JLR, LLC	Delaware	13-3997031
Asbury Fort Worth MB, LLC	Delaware	13-3997031
Asbury Fresno Imports L.L.C.	Delaware	03-0508500
Asbury Ft. Worth Ford, LLC	Delaware	38-3942921
Asbury Georgia TOY, LLC	Delaware	26-1923764
Asbury Grapevine LEX, LLC	Delaware	13-3997031
Asbury IN CBG, LLC	Delaware	43-1767192
Asbury IN CDJ, LLC	Delaware	43-1767192
Asbury IN CHEV, LLC	Delaware	43-1767192
Asbury IN FORD, LLC	Delaware	43-1767192
Asbury IN HON, LLC	Delaware	43-1767192
Asbury IN TOY, LLC	Delaware	43-1767192
Asbury Indy Chev, LLC	Delaware	43-1767192
Asbury Jax AC, LLC	Delaware	45-0551011
Asbury Jax Ford, LLC	Delaware	47-3473001
Asbury Jax Holdings, L.P.	Delaware	59-3516633
Asbury Jax Hon L.L.C.	Delaware	02-0811016
Asbury Jax K L.L.C.	Delaware	36-4572826
Asbury Jax Management L.L.C.	Delaware	59-3503187
Asbury Jax VW L.L.C.	Delaware	02-0811020
Asbury MS CHEV L.L.C.	Delaware	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	64-0939974
Asbury No Cal Niss L.L.C.	Delaware	05-0605055
Asbury Plano LEX, LLC	Delaware	13-3997031
Asbury Sacramento Imports L.L.C.	Delaware	33-1080505
Asbury SC JPV L.L.C.	Delaware	27-3565233
Asbury SC LEX L.L.C.	Delaware	27-3565101
Asbury SC Toy L.L.C.	Delaware	27-3564690
Asbury So Cal DC L.L.C.	Delaware	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	59-3781893
Asbury South Carolina Real Estate Holdings L.L.C.	Delaware	27-4085056
Asbury St. Louis Cadillac L.L.C.	Delaware	43-1767192

Asbury St. Louis FSKR, L.L.C.	Delaware	27-1076730
Asbury St. Louis Lex L.L.C.	Delaware	43-1767192
Asbury St. Louis LR L.L.C.	Delaware	43-1799300
Asbury St. Louis M L.L.C.	Delaware	27-3214624
Asbury Tampa Management L.L.C.	Delaware	59-3512657
Asbury Texas D FSKR, L.L.C.	Delaware	27-1076393
Asbury Texas H FSKR, L.L.C.	Delaware	27-1076640
Asbury TX Auction, LLC	Delaware	13-3997031
Asbury-Deland Imports, L.L.C.	Delaware	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	58-2241119
Avenues Motors, Ltd.	Florida	59-3381433
Bayway Financial Services, L.P.	Delaware	59-3503190
BFP Motors L.L.C.	Delaware	30-0217335
C & O Properties, Ltd.	Florida	59-2495022
Camco Finance II L.L.C.	Delaware	52-2106838
CFP Motors L.L.C.	Delaware	65-0414571
CH Motors L.L.C.	Delaware	59-3185442
CHO Partnership, Ltd.	Florida	59-3041549
CK Chevrolet L.L.C.	Delaware	59-3580820
CK Motors LLC	Delaware	59-3580825
CN Motors L.L.C.	Delaware	59-3185448
Coggin Automotive Corp.	Florida	59-1285803
Coggin Cars L.L.C.	Delaware	59-3624906
Coggin Chevrolet L.L.C.	Delaware	59-3624905
Coggin Management, L.P.	Delaware	59-3503191
CP-GMC Motors L.L.C.	Delaware	59-3185453
Crown Acura/Nissan, LLC	North Carolina	56-1975265
Crown CHH L.L.C.	Delaware	52-2106838
Crown CHO L.L.C.	Delaware	84-1617218
Crown CHV L.L.C.	Delaware	52-2106838
Crown FDO L.L.C.	Delaware	04-3623132
Crown FFO Holdings L.L.C.	Delaware	56-2182741
Crown FFO L.L.C.	Delaware	56-2165412
Crown GAC L.L.C.	Delaware	52-2106838
Crown GBM L.L.C.	Delaware	52-2106838
Crown GCA L.L.C.	Delaware	14-1854150
Crown GDO L.L.C.	Delaware	52-2106838
Crown GHO L.L.C.	Delaware	52-2106838
Crown GNI L.L.C.	Delaware	52-2106838
Crown GPG L.L.C.	Delaware	52-2106838
Crown GVO L.L.C.	Delaware	52-2106838
Crown Honda, LLC	North Carolina	56-1975264
Crown Motorcar Company L.L.C.	Delaware	62-1860414
Crown PBM L.L.C.	Delaware	14-2004771
Crown RIA L.L.C.	Delaware	52-2106838
Crown RIB L.L.C.	Delaware	56-2125835
Crown SJC L.L.C.	Delaware	81-0630983
Crown SNI L.L.C.	Delaware	30-0199361
CSA Imports L.L.C.	Delaware	59-3631079
Escude-NN L.L.C.	Delaware	64-0922808
Escude-NS L.L.C.	Delaware	64-0922811
Escude-T L.L.C.	Delaware	64-0922812

Florida Automotive Services L.L.C.	Delaware	37-1514249
HFP Motors L.L.C.	Delaware	06-1631102
JC Dealer Systems, LLC	Delaware	58-2628641
KP Motors L.L.C.	Delaware	06-1629064
McDavid Austin-Acra L.L.C.	Delaware	11-3816170
McDavid Frisco-Hon L.L.C.	Delaware	11-3816176
McDavid Grande, L.L.C.	Delaware	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	11-3816781
McDavid Houston-Niss, L.L.C.	Delaware	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	11-3816175
McDavid Outfitters, L.L.C.	Delaware	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	11-3816179
Mid-Atlantic Automotive Services, L.L.C.	Delaware	27-1386312
Mississippi Automotive Services, L.L.C.	Delaware	27-1386394
Missouri Automotive Services, L.L.C.	Delaware	27-1386466
NP FLM L.L.C.	Delaware	71-0819724
NP MZD L.L.C.	Delaware	71-0819723
NP VKW L.L.C.	Delaware	71-0819721
Plano Lincoln-Mercury, Inc.	Delaware	75-2430953
Precision Computer Services, Inc.	Florida	59-2867725
Precision Enterprises Tampa, Inc.	Florida	59-2148481
Precision Infiniti, Inc.	Florida	59-2958651
Precision Motorcars, Inc.	Florida	59-1197700
Precision Nissan, Inc.	Florida	59-2734672
Premier NSN L.L.C.	Delaware	71-0819715
Premier Pon L.L.C.	Delaware	71-0819714
Prestige Bay L.L.C.	Delaware	71-0819719
Prestige Toy L.L.C.	Delaware	71-0819720
Q Automotive Brandon FL, LLC	Delaware	30-0814873
Q Automotive Cumming GA, LLC	Delaware	35-2510345
Q Automotive Ft. Myers FL, LLC	Delaware	35-2512091
Q Automotive Group L.L.C.	Delaware	46-5095896
Q Automotive Holiday FL, LLC	Delaware	46-5095896
Q Automotive Jacksonville FL, LLC	Delaware	35-2503996
Q Automotive Kennesaw GA, LLC	Delaware	37-1768829
Q Automotive Orlando FL, LLC	Delaware	37-1759677
Q Automotive Tampa FL, LLC	Delaware	46-5095896
Southern Atlantic Automotive Services, L.L.C.	Delaware	37-1514247
Tampa Hund, L.P.	Delaware	59-3512664
Tampa Kia, L.P.	Delaware	59-3512666
Tampa LM, L.P.	Delaware	52-2124362
Tampa Mit, L.P.	Delaware	59-3512667
Texas Automotive Services, L.L.C.	Delaware	27-1386537
Thomason Auto Credit Northwest, Inc.	Oregon	93-1119211
Thomason Dam L.L.C.	Delaware	93-1266231
Thomason FRD L.L.C.	Delaware	93-1254703
Thomason Hund L.L.C.	Delaware	93-1254690
Thomason Pontiac-GMC L.L.C.	Delaware	43-1976952
WMZ Motors, L.P.	Delaware	59-3512663
WTY Motors, L.P.	Delaware	59-3512669

4.50% Senior Notes Due 2028

Guarantee of 4.50% Senior Notes Due 2028 (Title of the Indenture Securities)

And

4.75% Senior Notes Due 2030

Guarantee of 4.75% Senior Notes Due 2030 (Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 14th of August, 2020.

By:	/s/ David Ferrell
David Ferrell Vice President

Exhibit 2

CERTIFICATION OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.
IN TESTIMONY WHEREOF, today, February 24, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury in the City of Washington, District of Columbia

/s/ Joseph Otting
Comptroller of the Currency

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United State and is authorized thereunder to transact the business of banking on the date of this certificate.

Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:
1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28 1962, 67 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.
IN TESTIMONY WHEREOF, today, December 10, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury in the City of Washington, District of Columbia

/s/ Joseph Otting
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 14, 2020

By:	/s/ David Ferrell
David Ferrell Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2020

($000’s)

3/31/2020
Assets
Cash and Balances Due From Depository Institutions	$46,699,020
Securities	122,149,987
Federal Funds	2,807
Loans & Lease Financing Receivables	316,711,655
Fixed Assets	9,075,777
Intangible Assets	12,477,802
Other Assets	26,012,043

Total Assets	$533,129,091
Liabilities
Deposits	$405,823,094
Fed Funds	1,428,527
Treasury Demand Notes	0
Trading Liabilities	1,392,214
Other Borrowed Money	55,078,404
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,338,298

Total Liabilities	$481,910,537
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,132,907
Minority Interest in Subsidiaries	800,532

Total Equity Capital	$51,218,554
Total Liabilities and Equity Capital	$533,129,091